UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2018

A. H. BELO CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Delaware	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8222
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2018, A. H. Belo Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Plan of Merger”) providing for the reincorporation of the Company from the State of Delaware to the State of Texas (the “Reincorporation”). The Reincorporation will be effected pursuant to the Plan of Merger. The Plan of Merger provides for the merger of the Company into A. H. Belo Texas, Inc. (“A. H. Belo Texas”), a wholly owned subsidiary of the Company incorporated under the laws of the State of Texas. The adoption of the Plan of Merger and approval of the Reincorporation are subject to the affirmative vote of two-thirds of the voting power of the Company’s outstanding shares entitled to vote at the Company’s annual meeting of shareholders to be held on June 6, 2018.

The Reincorporation will not result in any material change in our business, assets or financial position or the location of our corporate headquarters or primary publishing operations. The persons who will serve as the directors and officers of A. H. Belo Texas will be the same persons serving in such capacities with the Company immediately before the merger. Upon the effective time of the merger (“Effective Time”):

•	The legal existence of the Company as a separate Delaware corporation will cease;

•	A. H. Belo Texas, as the surviving corporation, will succeed to the assets and assume the liabilities of the Company;

•

Each outstanding share of our Series A common stock will automatically be converted into one share of Series A common stock, par value $0.01 per share, of A. H. Belo Texas (“A. H. Belo Texas Series A common stock”);

•

Each outstanding share of our Series B common stock will automatically be converted into one share of Series B common stock, par value $0.01 per share, of A. H. Belo Texas (“A. H. Belo Texas Series B common stock”);

•

Each outstanding share of our Series A common stock and Series B common stock held in the treasury of the Company will automatically be converted into one share of A. H. Belo Texas Series A common stock or A. H. Belo Texas Series B common stock, as applicable;

•	Each share of A. H. Belo Texas outstanding immediately prior to the merger will be cancelled and retired and will cease to exist;

•

All of the Company’s employee benefit and incentive plans and arrangements will be assumed by A. H. Belo Texas upon the same terms and subject to the same conditions set forth in such plans and arrangements as before the Reincorporation;

•

Each outstanding option to purchase our Series A common stock or Series B common stock will automatically be converted into an option to purchase an identical number of shares of A. H. Belo Texas Series A common stock or A. H. Belo Texas Series B common stock, as applicable, at the same option price per share and upon the same terms and subject to the same conditions set forth in the applicable plan and related award agreement;

•

A. H. Belo Texas Series A common stock or A. H. Belo Texas Series B common stock, as applicable, will become issuable upon the vesting of restricted shares and awards of restricted stock units upon the same terms and subject to the same conditions set forth in the applicable plan and related award agreement; and

•	A. H. Belo Texas’ name will be changed to A. H. Belo Corporation.

The terms of the Reincorporation are described in more detail in the Plan of Merger, which is filed herewith as Exhibit 2.1 and incorporated by reference, and all descriptions of the Reincorporation are qualified by and subject to the more complete information therein.

After the Effective Time, certificates representing shares of our Series A common stock or Series B common stock will be deemed to represent an equal number of shares of A. H. Belo Texas Series A common stock or A. H. Belo Texas Series B common stock, as applicable, into which those shares are converted. The Reincorporation will not affect the validity of the currently outstanding stock certificates. Consequently, it will not be necessary for shareholders of the Company to exchange their existing stock certificates for stock certificates of A. H. Belo Texas.

The Reincorporation will become effective upon filing certificates of merger in Delaware and Texas, which filings are expected to be made as soon as practicable after shareholder adoption of the Plan of Merger. Pursuant to the terms of the Plan of Merger, the merger may be abandoned by the Board or the A. H. Belo Texas board of directors, any time before the Effective Time (whether before or after shareholder approval). In addition, the Company and A. H. Belo Texas may amend the Plan of Merger at any time before the Effective Time (whether before or after shareholder approval), provided that after shareholder approval, no amendment may be made that by law requires further shareholder approval without obtaining such further approval.

After the Effective Time, the Certificate of Formation of A. H. Belo Texas, which is filed herewith as Exhibit 3.1 and incorporated by reference, and the Bylaws of A. H. Belo Texas, which is filed herewith as Exhibit 3.2 and incorporated by reference, will govern the surviving corporation.

In the event shareholders adopt the Plan of Merger, neither the Certificate of Formation of A. H. Belo Texas nor the Bylaws of A. H. Belo Texas will provide for a classified board of directors. If the shareholders do not adopt the Plan of Merger, then the classification of directors of the Company will continue as provided in the Company’s Bylaws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger dated as of April 23, 2018, by and between A. H. Belo Corporation and A. H. Belo Texas, Inc.

3.1	Certificate of Formation of A. H. Belo Texas, Inc.

3.2	Bylaws of A. H. Belo Texas, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 23, 2018	A. H. BELO CORPORATION

	By:	/s/ Christine E. Larkin
Christine E. Larkin
Senior Vice President/General Counsel & Secretary